EXHIBIT 10.3

GUARANTY

CONTINUING UNLIMITED GUARANTY

1. Guaranty. This Continuing Limited Guaranty (this "Guaranty") is made as of the 17th day of April, 2007, by _______________ a ________________________ (the "Guarantor"), whose address is 16250 Dallas Parkway, Suite 100, Dallas, Texas 75248, in favor of Presidential HealthCare Credit Corporation ("Payee"). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Guarantor unconditionally guarantees and promises to pay to Payee or order, on demand, in lawful money of the United States, any and all Obligations as hereinafter defined, of Park InfusionCare, LP, a Texas limited partnership, formerly known as Park Infusion Services, LP, Park InfusionCare Of Dallas, LP, A Texas limited partnership, Park InfusionCare Of Houston, LP, a Texas limited partnership, and Park InfusionCare Of San Antonio, LP, a Texas limited partnership (together, jointly and severally, the "Company") to Payee. The word "Obligations" as used herein means and includes any and all debts, obligations and liabilities of Company to Payee, as the same may be modified, renewed or replaced, whether such debts, obligations and liabilities are now, or hereafter made, existing, incurred, or created, due or not due, absolute or contingent, liquidated or unliquidated, or determined or undetermined. This Guaranty is one of payment and not of collection.

2. Guaranty Continuing; Revocation. This is a continuing Guaranty relating to Obligations, including those arising under successive transactions which shall either continue the Obligations or from time to time renew any of the same. This Guaranty shall remain in effect until the expiration of thirty (30) days after Payee's receipt of written notice of revocation by Guarantor and even then and thereafter, this Guaranty shall be and remain effective as to (a) all Obligations then outstanding; (b) any Obligations incurred or arising subsequent thereto pursuant to any agreements or arrangements between Company and Payee in effect at the time of Payee's receipt of notice of revocation; (c) any renewals or extensions of any of the foregoing; and (d) all expenses and costs of collecting or enforcing any of the foregoing. This Guaranty may not be revoked or terminated except upon strict compliance with the conditions and requirements heretofore set forth in this Section 2. In the event any sums or other things of value that are paid or transferred to or otherwise received by the Payee are rescinded, recovered, required to be returned, set aside, rendered void or otherwise adversely affected in any legal proceeding or for any cause whatsoever, including under any law, rule or regulation relative to bankruptcy, insolvency, fraudulent transfers or other relief of debtors, then this Guaranty shall continue to be effective or shall be revived and reinstated, as necessary in order to give full effect to the Guarantor's liability hereunder, to the same extent as if such payment, transfer and/or receipt had never occurred.

3. Guarantor's Obligations Independent; Statute of Limitations. The obligations of Guarantor hereunder are independent of the obligations of Company, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Company or whether Company is joined in any such action or actions. Guarantor waives the benefit of any statute of limitations, and all other defenses affecting its liability hereunder or the enforcement hereof.

4. No Conditions Precedent. The obligations of Guarantor hereunder shall be and remain unaffected (a) by the existence or non-existence, validity or invalidity of any security; or (b) by any understanding or agreement that any other person, firm or corporation was or is to execute this or any other Guaranty, or any other document or instrument relating to or evidencing any Obligation(s), or any part thereof, or (c) by resort by Payee or failure by Payee to resort to or enforce any other security or remedy relating to the Obligations; or (d) by the dissolution, death or bankruptcy of any party, or by failure of the Payee to file claim against any estate.

5. Authorization to Renew or Modify Obligations. Guarantor authorizes Payee, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, any Obligations or any part thereof or any agreement or arrangement related to any of the foregoing; (b) take and hold security for the payment of this Guaranty or the Obligations guaranteed, and exchange, modify, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as Payee in its discretion may determine; and (d) release or substitute any one or more of the obligors, endorsers or guarantors of the Obligations.

6. Guarantor’s Representations and Warranties. Guarantor represents and warrants to Payee the following: (a) has full power and authority to make and deliver this Guaranty; and (b) the execution, delivery and performance of the Guaranty by Guarantor does not and will not violate any presently applicable laws or any agreement presently binding on it. In addition, if Guarantor is a corporation or other legal entity, Guarantor represents and warrants to Payee the following: (c) the Guarantor (if a corporation or other legal entity) is duly organized and existing in good standing; (d) the execution, delivery and performance of the Guaranty by Guarantor has been duly authorized by all necessary action of its principals and does not and will not violate the provision of, or constitute a default under, Guarantor’s organizational documents; and (e) this Guaranty has been duly executed and delivered by the authorized officers of the Guarantor and constitutes its lawful, binding, and legally enforceable obligation.

7. Waivers. Guarantor waives any right to require Payee to (a) proceed against Company; (b) proceed against or exhaust any security held from Company; or (c) pursue any other remedy in Payee's power whatsoever. Guarantor waives any defense arising by reason of any disability or other defense of Company or by reason of the cessation from any cause whatsoever of the liability of Company. Guarantor waives all rights of subrogation and contribution, and waives any right to enforce any remedy which Payee now has or may hereafter have against Company, and waives any benefit of, and any right to participate in, any security now or hereafter held by Payee. Guarantor waives all presentments, suretyship defenses, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Obligations.

8. Expenses of Collection. Notwithstanding the limitations in Section 2 hereof, Guarantor agrees to pay reasonable attorneys' fees and all other costs and expenses which may be incurred by Payee in the enforcement of this Guaranty.

9. Governing Law; Jurisdiction. This Guaranty and the rights and obligations of any party hereunder shall be governed by and construed in accordance with the laws of the State of Georgia. Guarantor agrees that it is foreseeable that Guarantor shall be subject to and Guarantor hereby submits to jurisdiction in the State of Georgia for any cause of action related to this Guaranty and agrees that venue for such action shall be in DeKalb County, Georgia. Guarantor waives any and all rights under the laws of any state or jurisdiction to object to venue or jurisdiction within DeKalb County, Georgia. Notwithstanding the foregoing, nothing contained in this section shall prevent Payee from bringing any action or exercising any rights in any other jurisdiction against Guarantor, or any of Guarantor's properties. Initiating any such action or proceedings or taking any such action in any other jurisdiction shall in no event constitute a waiver by Payee of any of the foregoing.

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the 17th day of April, 2007.

GUARANTOR:

                                (Guarantor)

By:    /s/ David E. Bowe
Name: David E. Bowe
Its:      (Title)